Exhibit 99.1
Roblox Reports Third Quarter 2022 Financial Results
Strong year over year growth in Daily Active Users, Hours Engaged and Bookings
SAN MATEO, Calif., November 9, 2022 - Roblox Corporation (NYSE: RBLX), a global platform bringing millions of people together through shared experiences, released its third quarter 2022 financial and operational results today as well as key metrics for the month of October 2022. Separately, Roblox posted a letter to shareholders and supplemental materials on the Roblox investor relations website at ir.roblox.com.
Third Quarter 2022 Financial and Operational Highlights
•Revenue was $517.7 million, up 2% year over year1
•Net cash provided by operating activities of $67.1 million; Free cash flow was $(67.7) million
•Bookings were $701.7 million, up 10% year over year, and up 15% year over year on a constant currency basis
•Average Daily Active Users (DAUs) were 58.8 million, up 24% year over year
•Hours Engaged were 13.4 billion, up 20% year over year
•Average Bookings per DAU (ABPDAU) was $11.94, down 11% year over year
For October 2022 key metric estimates, please refer to our Q3 2022 Shareholder Letter at ir.roblox.com.
“We are delivering strong growth across our core operating metrics, powered by a growing developer community creating high-quality experiences that appeal to a broad, global audience,” said David Baszucki, Chief Executive Officer of Roblox. “We are creating innovative technologies to enable deeper forms of immersion, communication and expression to further enhance the value of the platform.”
“We are pleased with the third-quarter growth in users, engagement and bookings, which demonstrates the significant progress we are making on key platform initiatives such as aging up and international growth,” said Michael Guthrie, Chief Financial Officer of Roblox. “At the same time, we are continuing a disciplined capital allocation strategy focused on maximizing long-term shareholder value.”
Earnings Q&A Session
Roblox will host a live Q&A session to answer questions regarding their third quarter 2022 results on Wednesday, November 9, 2022 at 5:30 a.m. Pacific Time / 8:30 a.m. Eastern Time. The webcast will be open to the public at ir.roblox.com or by clicking here.
1 In Q3 2022, our estimated paying user life changed from 25 months to 28 months. Based on the carrying amount of deferred revenue as of June 30, 2022, the change resulted in a decrease in revenue of $111.0 million for the three months ended September 30, 2022.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our business, product, strategy and user growth, retention and monetization plans and trends, the plans and advances of our developers, our investment strategy, including our capital allocation strategy, our opportunities for and expectations of improvements in growth rate, particularly bookings, the benefits of our product and operational initiatives, including our “group grid,” our expectation of successfully executing such strategies and plans, our employee recruitment plans, our commitment to contain share dilution, our expectations for our quarterly and monthly financial and operational results and future growth rates, our estimates of infrastructure expenses for the balance of the year, and our expectations of future net losses. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “envision,” “anticipate,” “should,” “believe,” “hope,” “target,” “continue,” “project,” “plan,” “goals,” “opportunity,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and “suggest,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and other filings and reports we make with the SEC from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the impact of our senior notes and any future indebtedness on our business, financial condition and results of operations; the demand for our platform in general; our ability to increase our number of new users and revenue generated from users; our ability to retain and expand our user base; the impact of the COVID-19 pandemic and other macro economic trends (including currency exchange rates and inflation) on our business and the easing of restrictions related to the COVID-19 pandemic; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods, including as a result of changes in our accounting estimates; our ability to successfully develop and deploy new technologies to address the needs of our users; our ability to maintain and enhance our brand and reputation; our ability to hire and retain talent; news or social media coverage about Roblox, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; any breach or access to user or third-party data; and our ability to maintain the security and availability of our platform. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from our expectations is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change and all of our Key Metrics Estimates are subject to normal quarter end review and potential adjustments. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results and quarterly performance may materially differ from aggregation of the monthly Key Metrics for each month within the quarter.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
(unaudited)

	As of
	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$3,021,507	$3,004,300
Accounts receivable—net of allowances	185,831	307,349
Prepaid expenses and other current assets	72,925	32,091
Deferred cost of revenue, current portion	387,817	406,025
Total current assets	3,668,080	3,749,765
Property and equipment—net	525,928	271,352
Operating lease right-of-use assets	452,852	221,285
Deferred cost of revenue, long-term	204,921	137,524
Intangible assets, net	53,655	59,666
Goodwill	130,453	118,071
Other assets	2,435	2,933
Total assets	$5,038,324	$4,560,596
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$45,099	$64,395
Accrued expenses and other current liabilities	273,832	180,769
Developer exchange liability	168,367	163,906
Deferred revenue—current portion	1,750,860	1,758,022
Total current liabilities	2,238,158	2,167,092
Deferred revenue—net of current portion	960,924	616,834
Operating lease liabilities	425,973	194,616
Long-term debt, net	988,663	987,723
Other long-term liabilities	13	1,408
Total liabilities	4,613,731	3,967,673
Commitments and contingencies
Stockholders’ Equity
Common stock, $0.0001 par value; 5,000,000 and 5,000,000 authorized as of September 30, 2022, and December 31, 2021, respectively, 600,641 and 585,878 shares issued and outstanding as of September 30, 2022, and December 31, 2021, respectively; Class A common stock—4,935,000 and 4,935,000 shares authorized as of September 30, 2022, and December 31, 2021, respectively, 549,303 and 534,541 shares issued and outstanding as of September 30, 2022, and December 31, 2021, respectively; Class B common stock—65,000 and 65,000 shares authorized as of September 30, 2022, and December 31, 2021, respectively, 51,337 and 51,337 shares issued and outstanding as of September 30, 2022, and December 31, 2021, respectively
	59	58
Additional paid-in capital	2,041,042	1,568,638
Accumulated other comprehensive income/(loss)	997	62
Accumulated deficit	(1,618,381)	(983,941)
Total Roblox Corporation stockholders’ equity	423,717	584,817
Noncontrolling interests	876	8,106
Total stockholders’ equity	424,593	592,923
Total liabilities and stockholders’ equity	$5,038,324	$4,560,596

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue(1)	$517,707	$509,336	$1,646,048	$1,350,412
Cost and expenses:
Cost of revenue(1)(2)	126,437	130,015	405,226	344,882
Developer exchange fees	151,470	129,952	441,740	378,604
Infrastructure and trust & safety	190,986	117,387	490,576	320,509
Research and development	235,551	138,245	625,070	359,637
General and administrative	81,165	51,584	217,613	243,637
Sales and marketing	32,105	19,599	87,708	58,591
Total cost and expenses	817,714	586,782	2,267,933	1,705,860
Loss from operations	(300,007)	(77,446)	(621,885)	(355,448)
Interest income	12,764	28	17,206	59
Interest expense	(10,005)	—	(29,895)	—
Other income/(expense), net	(4,302)	(770)	(7,732)	(1,810)
Loss before income taxes	(301,550)	(78,188)	(642,306)	(357,199)
Provision for/(benefit from) income taxes	352	(998)	350	(976)
Consolidated net loss	(301,902)	(77,190)	(642,656)	(356,223)
Net loss attributable to the noncontrolling interest	(4,104)	(3,188)	(8,216)	(7,870)
Net loss attributable to common stockholders	$(297,798)	$(74,002)	$(634,440)	$(348,353)
Net loss per share attributable to common stockholders, basic and diluted	$(0.50)	$(0.13)	$(1.07)	$(0.73)
Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	597,779	575,932	593,452	480,357
(1)In Q3 2022, our estimated paying user life changed from 25 months to 28 months. Based on the carrying amount of deferred revenue and deferred cost of revenue as of June 30, 2022, the change resulted in a decrease in revenue during the three months ended September 30, 2022 by $111.0 million, and a decrease in cost of revenue during the same period by $25.5 million.
(2)Depreciation of servers and infrastructure equipment included in infrastructure and trust & safety.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Consolidated net loss	$(301,902)	$(77,190)	$(642,656)	$(356,223)
Adjustments to reconcile net loss including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	34,052	19,029	87,545	53,439
Stock-based compensation expense	161,359	89,319	420,042	221,722
Operating lease non-cash expense	18,815	11,392	49,115	31,936
Other non-cash charges/(credits)	(1,515)	1,121	(34)	1,137
Amortization of debt issuance costs	318	—	940	—
Changes in operating assets and liabilities, net of effect of acquisitions
Accounts receivable	1,630	47,126	119,948	77,086
Accounts payable	2,304	(2,543)	(8,331)	(230)
Prepaid expenses and other current assets	(15,681)	7,763	(42,604)	(19,501)
Other assets	(266)	2,288	498	(4,188)
Developer exchange liability	21,175	27,141	4,461	36,844
Accrued expenses and other current liabilities	2,642	(36,031)	6,982	38,098
Other long-term liability	—	(1,606)	(579)	(1,022)
Operating lease liabilities	(11,259)	(11,413)	(32,989)	(24,055)
Deferred revenue	187,991	131,439	336,928	616,375
Deferred cost of revenue	(32,519)	(26,669)	(49,189)	(134,532)
Net cash provided by operating activities	67,144	181,166	250,077	536,886
Cash flows from investing activities:
Acquisition of property and equipment	(133,356)	(2,963)	(268,958)	(48,331)
Payments related to business combination, net of cash acquired	—	(45,692)	(6,165)	(45,692)
Purchases of intangible assets	(1,500)	(7,600)	(1,500)	(7,856)
Net cash used in investing activities	(134,856)	(56,255)	(276,623)	(101,879)
Cash flows from financing activities:
Proceeds from issuance of common stock	12,830	20,389	42,706	62,278
Payment of term license related obligations	—	—	(420)	—
Payment of withholding taxes related to net share settlement of restricted stock units	—	—	(150)	—
Net proceeds from issuance of preferred stock	—	—	—	534,286
Payment of debt issuance cost	—	—	(154)	—
Payments related to business combination, after acquisition date	(150)	—	(150)	—
Net cash provided by financing activities	12,680	20,389	41,832	596,564
Effect of exchange rate changes on cash and cash equivalents	1,064	(3)	1,921	45
Net increase in cash and cash equivalents	(53,968)	145,297	17,207	1,031,616
Cash and cash equivalents
Beginning of period	3,075,475	1,780,262	3,004,300	893,943
End of period	$3,021,507	$1,925,559	$3,021,507	$1,925,559
Supplemental disclosure of cash flow information:
Cash paid for interest	—	—	$19,590	—
Cash paid for income taxes	$887	—	$887	—
Supplemental disclosure of noncash investing and financing activities:
Property and equipment additions in accounts payable and accrued expenses	$111,121	$32,935	$111,121	$32,935
Fair value of common stock and unregistered restricted stock units issued as consideration for business combination	—	$31,274	—	$31,274
Conversion of convertible preferred stock to common stock upon direct listing	—	$879,113	—	$879,113

Use of Non-GAAP Financial Measures
This press release and the accompanying tables contain the non-GAAP financial measures bookings, free cash flow, and Adjusted EBITDA.
We use this non-GAAP financial information to evaluate our ongoing operations, for internal planning and forecasting purposes, and ongoing operating trends for purposes of analyzing the covenants specified in the indenture governing our senior notes due 2030. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance.
Bookings is defined as revenue plus the change in deferred revenue during the period and other non-cash adjustments. Bookings is equal to the amount of virtual currency purchased by users in a given period of measurement. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Free cash flow represents the net cash provided by operating activities less purchases of property, equipment, and intangible assets. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash generated from our core operations that, after the purchases of property, equipment, and intangible assets, can be used for strategic initiatives, including investing in our business, making strategic acquisitions, and strengthening our balance sheet. Adjusted EBITDA is a measure of operating performance used in certain covenant calculations specified in the indenture governing our senior notes due 2030 that is not calculated in accordance with GAAP and may not conform to the calculation of EBITDA in other circumstances. Adjusted EBITDA should not be considered as a substitute for net loss as determined in accordance with GAAP. We believe that, when considered together with reported amounts, Adjusted EBITDA is useful to investors and management in understanding our ongoing operations and ongoing operating trends for purposes of analyzing the covenants specified in the indenture governing our senior notes due 2030.
Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.
A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(dollars in thousands)		(dollars in thousands)
Reconciliation of revenue to bookings:
Revenue	$517,707	$509,336	$1,646,048	$1,350,412
Add (deduct):
Change in deferred revenue	187,991	131,439	336,928	616,375
Other	(3,982)	(2,942)	(10,152)	(11,197)
Bookings	$701,716	$637,833	$1,972,824	$1,955,590
As used in the press release, constant currency is calculated by converting our current period financial results into U.S. dollars using the comparative prior period’s monthly exchange rates for our non-USD currencies.

The following table presents a reconciliation of net cash from operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(dollars in thousands)		(dollars in thousands)
Reconciliation of net cash from operating activities to free cash flow:
Net cash provided by operating activities	$67,144	$181,166	$250,077	$536,886
Add (deduct):
Acquisition of property and equipment	(133,356)	(2,963)	(268,958)	(48,331)
Purchases of intangible assets	(1,500)	(7,600)	(1,500)	(7,856)
Free cash flow	$(67,712)	$170,603	$(20,381)	$480,699
Acquisition of property and equipment primarily includes servers, infrastructure equipment and tenant improvements.
The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

	(dollars in thousands)		(dollars in thousands)
Reconciliation of consolidated net loss to adjusted EBITDA:
Consolidated net loss	$(301,902)	$(77,190)	$(642,656)	$(356,223)
Add (deduct):
Interest income	(12,764)	(28)	(17,206)	(59)
Interest expense	10,005	—	29,895	—
Other income/(expense), net	4,302	770	7,732	1,810
Provision for/(benefit from) income taxes	352	(998)	350	(976)
Depreciation and amortization	34,052	19,029	87,545	53,439
Stock-based compensation expense	161,359	89,319	420,042	221,722
Change in deferred revenue	187,991	131,439	336,928	616,375
Change in deferred cost of revenue	(32,519)	(26,669)	(49,189)	(134,532)
Fees related to equity offering	—	—	—	50,586
Fees related to certain legal settlements	—	—	—	53,775
Adjusted EBITDA	$50,876	$135,672	$173,441	$505,917

About Roblox
Roblox’s mission is to connect a billion people with optimism and civility. Every day, tens of millions of people around the world have fun with friends as they explore millions of immersive digital experiences. All of these experiences are built by the Roblox community, made up of millions of creators. We believe in building a safe, civil, and diverse community—one that inspires and fosters creativity and positive relationships between people around the world. For more information, please visit corp.roblox.com.
CONTACTS
Stefanie Notaney
Roblox Corporate Communications
press@roblox.com
ROBLOX and the Roblox logo are among the registered and unregistered trademarks of Roblox Corporation in the United States and other countries. © 2022 Roblox Corporation. All rights reserved.
Source: Roblox Corporation